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                                                                      EXHIBIT 11

                       NEW ENGLAND BUSINESS SERVICE, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

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
                                                           YEAR ENDED
                                                          JUNE 29, 1996
                                                         ------------------
                                                                     FULLY
                                                         PRIMARY    DILUTED
                                                         -------    -------
SHARES
Weighted Average Shares of Common Stock.................  14,773     14,773
Add:
  Common Stock Equivalents in the form of Stock
   Options..............................................      88(1)      64(1)
                                                         -------    -------
Weighted Average Common Stock and Common Stock
 Equivalents............................................  14,861     14,837
                                                         =======    =======
EARNINGS
Earnings per Consolidated Statement of Income........... $11,929    $11,929
                                                         =======    =======
Earnings per Share...................................... $  0.80    $  0.80
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(1) Amount considered immaterial for inclusion in earnings per share calculation as defined in Accounting Principles Board Opinion No. 15.